                                                                          Page 1
                                                                     EXHIBIT 4.3





                           BANC ONE HELOC TRUST 199_-_


               _____% HELOC ASSET BACKED NOTES DUE _____ __, ____




                               ___________________



                                    INDENTURE


                            Dated as of _____ 1, 199_



                              _____________________





                           ____________________________
                                Indenture Trustee


                                TABLE OF CONTENTS

                                                                                             Page
                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1  Definitions                                                             -2-
         SECTION 1.2  Incorporation by Reference of Trust Indenture Act                       -2-

                                   ARTICLE II
                                    THE NOTES

         SECTION 2.1  Form                                                                    -3-
         SECTION 2.2  Execution, Authentication and Delivery                                  -3-
         SECTION 2.3  Temporary Notes                                                         -4-
         SECTION 2.4  Registration; Registration of Transfer and Exchange of Notes            -5-
         SECTION 2.5  Mutilated, Destroyed, Lost or Stolen Notes                              -6-
         SECTION 2.6  Persons Deemed Noteholders                                              -7-
         SECTION 2.7  Payment of Principal and Interest                                       -7-
         SECTION 2.8  Cancellation of Notes                                                   -9-
         SECTION 2.9  Release of Collateral                                                   -9-
         SECTION 2.10  Book-Entry Notes                                                      -10-
         SECTION 2.11  Notices to Depository                                                 -10-
         SECTION 2.12  Definitive Notes                                                      -11-
         SECTION 2.13  Depositors or Affiliates as Noteholder                                -11-
         SECTION 2.14  Tax Treatment                                                         -12-

                                   ARTICLE III
                                    COVENANTS

         SECTION 3.1  Note Payment Account; Payment of Principal and Interest                -12-
         SECTION 3.2  Maintenance of Agency Office                                           -12-
         SECTION 3.3  Money for Payments To Be Held in Trust                                 -13-
         SECTION 3.4  Existence                                                              -14-
         SECTION 3.5  Protection of the Assets of the Trust: Acknowledgment of
                      Pledge of Spread Account                                               -15-
         SECTION 3.6  Opinions as to Trust Assets                                            -15-
         SECTION 3.7  Performance of Obligations; Servicing of Mortgage Loans                -16-
         SECTION 3.8  Negative Covenants                                                     -17-
         SECTION 3.9  Annual Statement as to Compliance                                      -18-
         SECTION 3.10  Consolidation, Merger, etc., of Issuer; Disposition of Trust Assets   -19-
         SECTION 3.11  Successor or Transferee                                               -21-
         SECTION 3.12  No Other Business                                                     -21-
         SECTION 3.13  No Borrowing                                                          -21-
         SECTION 3.14  Guarantees, Loans, Advances and Other Liabilities                     -21-
         SECTION 3.15  Servicer's Obligations                                                -21-
         SECTION 3.16  Capital Expenditures                                                  -22-
         SECTION 3.17  Removal of Administrator                                              -22-
         SECTION 3.18  Restricted Payments                                                   -22-
         SECTION 3.19  Notice of Events of Default and Other Events                          -22-

                                                                          Page 3

         SECTION 3.20  Further Instruments and Acts                                          -23-
         SECTION 3.21  Representations and Warranties by the Issuer to the
                       Indenture Trustee                                                     -23-

                                   ARTICLE IV
                           SATISFACTION AND DISCHARGE

         SECTION 4.1 Satisfaction and Discharge of Indenture                                 -23-
         SECTION 4.2 Application of Trust Money                                              -24-
         SECTION 4.3 Repayment of Moneys Held by Paying Agent                                -25-
         SECTION 4.4 Duration of Appointment of Indenture Trustee                            -25-

                                    ARTICLE V
                              DEFAULT AND REMEDIES

         SECTION 5.1  Events of Default                                                      -25-
         SECTION 5.2  Acceleration of Maturity; Rescission and Annulment                     -27-
         SECTION 5.3  Collection of Indebtedness and Suits for Enforcement by
                      Indenture Trustee                                                      -27-
         SECTION 5.4  Remedies: Priorities                                                   -30-
         SECTION 5.5  Optional Preservation of the Assets of the Trust                       -31-
         SECTION 5.6  Limitation of Suits                                                    -32-
         SECTION 5.7  Unconditional Rights of Noteholders To Receive Principal
                      and Interest                                                           -33-
         SECTION 5.8  Restoration of Rights and Remedies                                     -33-
         SECTION 5.9  Rights and Remedies Cumulative                                         -33-
         SECTION 5.10  Delay or Omission Not a Waiver                                        -33-
         SECTION 5.11  Control by the Insurer                                                -34-
         SECTION 5.12  Waiver of Past Defaults                                               -34-
         SECTION 5.13  Undertaking for Costs                                                 -35-
         SECTION 5.14  Waiver of Stay or Extension Laws                                      -35-
         SECTION 5.15  Action on Notes                                                       -36-
         SECTION 5.16  Performance and Enforcement of Certain Obligations                    -36-

                                   ARTICLE VI
                              THE INDENTURE TRUSTEE

         SECTION 6.1 Duties of Indenture Trustee.                                            -37-
         SECTION 6.2 Certain Matters Affecting the Indenture Trustee                         -40-
         SECTION 6.3 Indenture Trustee Not Liable for Notes or Mortgage Loans                -41-
         SECTION 6.4 Indenture Trustee May Own Notes                                         -42-
         SECTION 6.5 Indenture Trustee's Fees and Expenses                                   -42-
         SECTION 6.6 Eligibility; Disqualification                                           -42-
         SECTION 6.7 Resignation and Removal of the Indenture Trustee                        -43-
         SECTION 6.8 Successor Trustee                                                       -44-
         SECTION 6.9 Merger or Consolidation of Indenture Trustee                            -45-
         SECTION 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee      -45-
         SECTION 6.11 Protection of Trust Assets                                             -46-
         SECTION 6.12 Notice of Defaults                                                     -47-
         SECTION 6.13 Reports to Holders                                                     -47-
         SECTION 6.14 Preferential Collection of Claims Against Issuer                       -47-
         SECTION 6.15 Representations and Warranties of

                                                                          Page 4

                       Indenture Trustee                                                     -48-
         SECTION 6.16  Indenture Trustee May Enforce Claims Without Possession of Notes      -48-
         SECTION 6.17  Suit for Enforcement                                                  -49-
         SECTION 6.18  Appointment of Custodians.                                            -49-

                                   ARTICLE VII
                         NOTEHOLDERS' LISTS AND REPORTS

         SECTION 7.1  Issuer To Furnish Indenture Trustee Names and Addresses of
                      Noteholders                                                            -49-
         SECTION 7.2  Preservation of Information, Communications to Noteholders             -50-
         SECTION 7.3  Reports by Issuer                                                      -50-
         SECTION 7.4  Reports by Trustee                                                     -51-

                                  ARTICLE VIII
                      ACCOUNTS, DISBURSEMENTS AND RELEASES

         SECTION 8.1  Collection of Money                                                    -51-
         SECTION 8.2  Accounts                                                               -51-
         SECTION 8.3  General Provisions Regarding Accounts                                  -52-
         SECTION 8.4  Release of Trust Assets                                                -53-

                                   ARTICLE IX
                             SUPPLEMENTAL INDENTURES

         SECTION 9.1  Supplemental Indentures Without Consent of Noteholders                 -54-
         SECTION 9.2  Supplemental Indentures With Consent of the Noteholders                -55-
         SECTION 9.3  Execution of Supplemental Indentures                                   -57-
         SECTION 9.4  Effect of Supplemental Indenture                                       -57-
         SECTION 9.5  Conformity with Trust Indenture Act                                    -58-
         SECTION 9.6  Reference in Notes to Supplemental
                      Indentures                                                             -58-

                                    ARTICLE X
                               REDEMPTION OF NOTES

         SECTION 10.1 Redemption                                                             -58-
         SECTION 10.2 Form of Redemption Notice                                              -59-
         SECTION 10.3 Notes Payable on Payment Date                                          -59-

                                   ARTICLE XI
                                  MISCELLANEOUS

         SECTION 11.1  Compliance Certificates and
                       Opinions, etc                                                         -60-
         SECTION 11.2  Form of Documents Delivered to Indenture Trustee                      -62-
         SECTION 11.3  Acts of Noteholders                                                   -63-
         SECTION 11.4  Notices                                                               -63-
         SECTION 11.5  Notices to Noteholders; Waiver                                        -64-
         SECTION 11.6  Alternate Payment and Notice Provisions                               -65-
         SECTION 11.7  Conflict with Trust Indenture Act                                     -65-
         SECTION 11.8  Effect of Headings and Table of Contents                              -66-
         SECTION 11.9  Successors and Assigns                                                -66-

                                                                          Page 5

         SECTION 11.10 Separability                                                          -66-
         SECTION 11.11 Benefits of Indenture                                                 -66-
         SECTION 11.12 Legal Holidays                                                        -66-
         SECTION 11.13 GOVERNING LAW                                                         -66-
         SECTION 11.14 Counterparts                                                          -67-
         SECTION 11.15 Recording of Indenture                                                -67-
         SECTION 11.16 No Recourse                                                           -67-
         SECTION 11.17 No Petition                                                           -68-
         SECTION 11.18 Inspection                                                            -68-



Exhibit A                  Form of Note Depositary Agreement
Exhibit B                  Form of Note
Exhibit C                  Mortgage Loan Schedule

                              CROSS-REFERENCE TABLE

            TIA                                       INDENTURE
          SECTION                                      SECTION

         310 (a)(1)                                       6.6
             (a)(2)                                       6.6
             (a)(3)                                       6.10
             (a)(4)                                       6.14
             (b)                                          6.11
             (c)                                          N.A.
         311 (a)                                          6.14
             (b)                                          6.14
             (c)                                          N.A.
         312 (a)                                          7.1, 7.2
             (b)                                          7.2
             (c)                                          7.2
         313 (a)                                          7.4(a), 7.4(b)
             (b)(1)                                       7.4(a)
             (b)(2)                                       7.4(a)
             (c)                                          7.4(a)
             (d)                                          7.4(a)
         314 (a)                                          7.3(a), 3.9
             (b)                                          3.6
             (c)(1)                                       2.2, 2.9, 4.1, 11.1(a)
             (c)(2)                                       2.9, 11.1(a)
             (c)(3)                                       2.9, 11.1(a)
             (d)                                          2.9, 11.1(b)
             (e)                                          11.1(a)
             (f)                                          11.1(a)
         315 (a)                                          6.1
             (b)                                          6.12
             (c)                                          6.1
             (d)                                          6.2, 6.1
             (e)                                          5.13
         316 (a) last
          sentence                                        1.1
             (a)(1)(A)                                    5.11
             (a)(1)(B)                                    5.12
             (a)(2)                                       Omitted
          316 (b), (c)                                    5.7, 5.12
          317 (a)(1)                                      5.3(b)
              (a)(2)                                      5.3(d)
              (b)                                         3.3
          318 (a)                                         11.7
                          N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed part of this Indenture.

                  INDENTURE, dated as of _____ 1, 199_, between BANC ONE HELOC TRUST 199_-_, a Delaware business trust (the "Issuer"), and
_________________________, a national banking association, as trustee and not in its individual capacity (the "Indenture Trustee").

                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer's _____% HELOC Asset Backed Notes due _____ __, ____ (the "Notes"):


                                 GRANTING CLAUSE

                  The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as trustee for the benefit of the Noteholders and (only to the extent expressly provided herein) the Certificateholders, all of the Issuer's right, title and interest in, to and under: (a) the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto as Exhibit C, together with the Mortgage Files relating thereto and all monies received with respect thereto on and after the Cut-Off Date [(other than amounts received on and after the Cut-Off Date in respect of interest accrued on the Mortgage Loans prior to the Cut-Off Date)],
(b) all REO, (c) the Principal and Interest Account, [Letter of Credit Fee Account, Insurance Account] and Collection Account, including amounts on deposit in such accounts and (except with respect to the Principal and Interest Account) all earnings thereon, Eligible Investments relating thereto and proceeds thereof, (d) all of the Issuer's rights under all insurance policies with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement and any Insurance Proceeds, (e) the Policy, (f) Liquidation Proceeds, (g) the Purchase Agreement, including the rights assigned to the Issuer to cause the Sellers to purchase a Mortgage Loan as to which a breach of representation or warranty has occurred, (h) the Pooling and Servicing Agreement (including all rights of the Depositor under the Purchase Agreement assigned to the Issuer pursuant to the Pooling and Servicing Agreement) and (i) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

                  The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

                  The Indenture Trustee, as trustee on behalf of the Noteholders, acknowledges such Grant and the pledge and assignment to it of the Spread Account pursuant to Section 2.11 of the Trust Agreement, and hereby accepts the trusts under this Indenture in accordance with the provisions of this Indenture. In furtherance of such Grant, the Indenture Trustee acknowledges transfer of the Mortgage Files, including each of the Mortgage Loan documents (subject to such exceptions, if any, as are noted on the exception report attached to the Indenture Trustee Initial Certification referred to in the immediately succeeding sentence) set forth in Section 2.01 of the Pooling and Servicing Agreement, which provisions are incorporated by reference as if more particularly set forth herein. The Indenture Trustee shall execute and deliver on the Closing Date an acknowledgement of receipt of, for each Mortgage Loan, the items listed in Section 2.01(b)(i),

(ii), and (iii) of the Pooling and Servicing Agreement, in the form attached as Exhibit C to the Pooling and Servicing Agreement, and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets delivered to it in trust upon and subject to the conditions of the Indenture for the benefit of the Noteholders and, to the extent set forth in the Pooling and Servicing Agreement and herein, for the benefit of the Certificateholders.


                                    ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.1 Definitions. Certain capitalized terms used in this Indenture shall have the respective meanings assigned them in Article 1 of the Pooling and Servicing Agreement dated as of _____ 1, 199_ (the "Pooling and Servicing Agreement") among the Issuer, Banc One ABS Corporation, as Depositor (the "Depositor") and Bank One, N.A., as Servicer (the "Servicer"). All references in this Indenture to Articles, Sections, subsections and exhibits are to the same contained in or attached to this Indenture unless otherwise specified. All terms defined in this Indenture shall have the defined meanings when used in any certificate, notice, Note or other document made or delivered pursuant hereto unless otherwise defined therein.

                  SECTION 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings: "Commission" means the Securities and Exchange Commission.

                  "indenture securities" means the Notes.

                  "indenture trustee" means the Indenture Trustee.

                  "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a Commission rule have the respective meanings assigned to them by such definitions.


                                   ARTICLE II
                                    THE NOTES

                  SECTION 2.1 Form.

                  (a) The Notes with the Indenture Trustee's certificate of authentication, shall be in substantially the form set forth in Exhibit B, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

                  (b) The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders) all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

                  (c) The terms of the Notes set forth in Exhibit B are part of the terms of this Indenture.

                  SECTION 2.2 Execution, Authentication and Delivery.

                  (a) The Notes shall be dated the date of their authentication, and shall be issuable as registered Notes in minimum denominations of $1,000 and in integral multiples thereof.

                  (b) The Notes shall be executed on behalf of the Issuer by any of its Responsible Officers. The signature of any such Responsible Officer on the Notes may be manual or facsimile.

                  (c) Notes bearing the manual or facsimile signature of individuals who were at any time Responsible Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such office prior to the authentication and delivery of such Notes or did not hold such office at the date of such Notes.

                  (d) The Indenture Trustee, in exchange for the pledge and assignment to it of (i) the Mortgage Loans and the other components of the Trust by the Issuer and (ii) the pledge and assignment to it of the Spread Account by the Class ___ Certificateholders, simultaneously with the assignment and transfer to the Indenture Trustee of the Mortgage Loans, and the delivery to the Indenture Trustee of the Mortgage Files and the other components and assets of the Trust and the Spread Account, together with an Opinion of Counsel to the Issuer (which may be counsel to the Depositor) relating to the issuance of the Notes and the lien of the Indenture Trustee hereunder and an Officer's Certificate relating to the same, shall, upon the order of the Issuer cause the Notes to be authenticated and delivered for original issue in an aggregate principal amount equal to the Original Note Principal Balance. The aggregate principal amount of Notes outstanding at any time may not exceed that amount except as provided in Section 2.5.

                  (e) No Notes shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form set forth in Exhibit B hereto, executed by the Indenture Trustee by the manual signature of one of its Responsible Officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                  SECTION 2.3 Temporary Notes.

                  (a) Pending the preparation of Definitive Notes, if any, the Issuer may execute, and upon receipt of an Issuer Order the Indenture Trustee shall authenticate and deliver, Temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations as are consistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

                  (b) If Temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the Temporary Notes shall be exchangeable for Definitive Notes upon surrender of the Temporary Notes at the Agency Office of the Issuer to be maintained as provided in Section 3.2, without charge to the

Noteholder. Upon surrender for cancellation of any one or more Temporary Notes, the Issuer shall execute and the Indenture Trustee shall, at the Administrator's cost and expense, authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so delivered in exchange, the Temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

                  SECTION 2.4 Registration; Registration of Transfer and Exchange of Notes.

                  (a) The Issuer shall cause to be kept the Note Register, in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of the Notes. The Indenture Trustee shall initially be the Note Registrar for the purpose of registering the Notes and transfers of the Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment assume the duties of the Note Registrar.

                  (b) If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee and the Insurer prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register. The Indenture Trustee and the Insurer shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof. The Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by a Responsible Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

                  (c) Upon surrender for registration of transfer of any Note at the Corporate Trust Office of the Indenture Trustee or the Agency Office of the Issuer (and following the delivery, in the former case, of such Notes to the Issuer by the Indenture Trustee) the Issuer shall execute, the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes in any authorized denominations, of a like aggregate principal amount.

                  (d) At the option of the Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Indenture Trustee or the Agency Office; provided, however, that in the latter case the Issuer agrees that such surrendered Notes shall be promptly delivered to the Indenture Trustee. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall, at the Administrator's cost and expense, authenticate, and the Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

                  (e) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  (f) Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee and the Note Registrar, duly executed by the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office of the Indenture Trustee is located, or by a member firm of a national securities exchange, and such other documents as the Indenture Trustee may require.

                  (g) No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer or Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 2.3 or
9.6 not involving any transfer.

                  (h) The preceding provisions of this Section 2.4 notwithstanding, the Issuer shall not be required to transfer or make exchanges, and the Note Registrar need not register transfers or exchanges, of Notes that:
(i) have been selected for redemption pursuant to Article X; or (ii) are due for repayment within 15 days of submission to the Corporate Trust Office or the Agency Office.

         SECTION 2.5  Mutilated, Destroyed, Lost or Stolen Notes.

                  (a) If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer, the Insurer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon the Issuer's request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of a like aggregate principal amount; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay to the Holder of such destroyed, lost or stolen Note when so due or payable or upon the Payment Date or Special Redemption Date without surrender thereof.

                  (b) If, after the delivery of a replacement Note or payment in respect of a destroyed, lost or stolen Note pursuant to subsection (a), a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer, the Credit Enhancer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from (i) any Person to whom it was delivered, (ii) the Person taking such replacement Note from the Person to whom such replacement Note was delivered; or (iii) any assignee of such Person, except a bona fide purchaser, and the Issuer, the Credit Enhancer and the Indenture Trustee shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Credit Enhancer or the Indenture Trustee in connection therewith.

                  (c) In connection with the issuance of any replacement Note under this Section 2.5, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including all fees and expenses of the Indenture Trustee) connected therewith.

                  (d) Any duplicate Note issued pursuant to this Section 2.5 in replacement for any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be found at any time or be enforced by any Person, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  (e) The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  SECTION 2.6 Persons Deemed Noteholders. Prior to due presentment for registration of transfer of any Note, the Issuer, the Credit Enhancer, the Indenture Trustee and any agent of the Issuer, the Credit Enhancer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the Noteholder for the purpose of receiving payments of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer, the Credit Enhancer, or the Indenture Trustee shall be affected by notice to the contrary.

                  SECTION 2.7 Payment of Principal and Interest.

                  (a) Interest on the Notes shall accrue at the Note Interest Rate as provided in the form of such Note set forth in Exhibit B and such interest shall be payable on each Payment Date as specified therein. Any installment of interest payable on any Note which is punctually paid or duly provided for by a deposit by or at the direction of the Issuer into the Note Payment Account on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the applicable Record Date, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date or, in the case of a Holder owning Notes in aggregate denominations of at least $1,000,000, by wire transfer in immediately available funds to the account notified by such Holder to the Indenture Trustee at least five days prior to such Record Date; provided, however, that, unless and until Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the applicable Record Date in the name of the Depository, payment shall be made by wire transfer in immediately available funds to the account designated by the Depository.

                  (b) (i) Prior to the occurrence of an Event of Default and a declaration in accordance with Section 5.2 that the Notes have become immediately due and payable, the principal of each Note unless earlier redeemed as set forth herein, shall be payable in installments on each Payment Date, as provided in the form of Note set forth in Exhibit B, until paid in full. All principal payments (including by redemption) shall be made pro rata to the Noteholders entitled thereto. Any installment of principal payable on, or any Special Redemption Price of any Note which is punctually paid or duly provided for by a deposit by or at the direction of the Issuer into the Note Payment Account on the applicable Payment Date or Special Payment Date, as applicable, shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the applicable Record Date or Special Record Date, by check mailed first-class, postage prepaid to such Person's address as it appears on the Note Register on such Record Date or Special Record Date; or, in the case of a Holder owning Notes in aggregate denominations of at least $1,000,000, by wire transfer in immediately available funds to the account notified by such Holder to the Indenture Trustee at least five days prior to such Record Date or Special Record Date; provided, however, that, unless and until Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date or Special Record Date in the name of the Depository, payment shall be made by wire transfer in immediately available funds to the account designated by the Depository, except for the final installment of principal with respect to a Note on the Maturity Date or earlier redemption, which shall be payable as provided herein. The funds represented by any such checks in respect of interest or principal returned undelivered shall be held in accordance with
Section 3.3.

                  (c) The entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, if:

                  (i) an Event of Default shall have occurred and be continuing; and

                  (ii) the Indenture Trustee, at the direction or with the consent of the Credit Enhancer, or at the direction of Noteholders representing not less than a Majority in Voting Interest of the Notes, with the consent of the Credit Enhancer, have declared the Notes to be immediately due and payable in the manner provided in Section 5.2.

                  (d) Following an Event of Default and the acceleration of the Notes as aforesaid, all principal payments shall be allocated among the Holders of all of the Notes pro rata on basis of their respective unpaid principal balances.

                  (e) The Indenture Trustee shall notify each Noteholder of record as of the Record Date for a Payment Date of the fact that the final installment of principal of and interest on such Note is to be paid on such Payment Date. Such notice shall be sent (i) on such Record Date by facsimile, if Book-Entry Notes are outstanding; or (ii) not later than three Business Days after such Record Date in accordance with Section 11.5(a) if Definitive Notes are outstanding, and shall specify that such final installment shall be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

                  SECTION 2.8 Cancellation of Notes. All Notes surrendered for payment, redemption, exchange or registration of transfer shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly canceled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly canceled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.8, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, however, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

                  SECTION 2.9 Release of Collateral. Subject to Section 11.1, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officers' Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates.

                  SECTION 2.10 Book-Entry Notes. The Notes, upon original issuance, shall be issued in the form of a typewritten Note or Notes representing the Book-Entry Notes, to be delivered to the Depository. Such Note or Notes shall be registered on the Note Register in the name of the Depository, and no Note Owner shall receive a Definitive Note representing such Note Owner's interest in such Note, except as provided in Section 2.12. Unless and until the Definitive Notes have been issued to Note Owners pursuant to Section 2.12:

                  (a) the provisions of this Section 2.10 shall be in full force and effect;

                  (b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes and shall have no obligation to the Note Owners;

                  (c) to the extent that the provisions of this Section 2.10 conflict with any other provisions of this Indenture, the provisions of this Section 2.10 shall control;

                  (d) the rights of the Note Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Note Owners and the Depository and/or the Depository Participants. Unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Depository shall make book-entry transfers between the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants, pursuant to the Note Depository Agreement; and

                  (e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Outstanding Notes evidencing a specified Percentage Interest of the Notes, the Depository shall be deemed to represent such percentage only to the extent that it has (i) received instructions to such effect from Note Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes; and (ii) has delivered such instructions to the Indenture Trustee.

                  SECTION 2.11 Notices to Depository. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to
Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Depository and shall have no obligation to the Note Owners.

                  SECTION 2.12 Definitive Notes.

                  If (i) the Servicer or the Depository advises the Indenture Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Notes and the Issuer is unable to locate a qualified successor; (ii) the Servicer, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Depository; or (iii) after the occurrence of a Servicer Default, Note Owners representing beneficial interests aggregating at least a Majority in Voting Interest of the Notes advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Note Owners, then the Depository shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Note or Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall, at the Administrator's cost and expense, execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

                  SECTION 2.13 Depositor or Affiliates as Noteholder. None of the Issuer, the Servicer, the Administrator, any Originator or the Depositor shall be a Noteholder. Any attempted or purported transfer in violation of the preceding sentence shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall become a Noteholder in violation of such sentence, then the last preceding Noteholder shall be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Note. The Indenture Trustee shall notify the Administrator of any violation of this Section 2.13 upon receipt of written notice thereof. The Indenture Trustee shall be under no liability to any Person for any registration of transfer of a Note not permitted in this Section
2.13 or for making payments due on such Note to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Indenture so long as the transfer was registered without receipt. The Indenture Trustee shall be entitled, but not obligated, to recover from any holder of a Note that was in fact not a permitted Holder under this Section 2.13, all payments made on such Note at and after such time. Any such payments so recovered by the Indenture Trustee shall be paid and delivered by the Indenture Trustee to the last preceding Holder of such Note.

                  SECTION 2.14 Tax Treatment. The Issuer and the Indenture Trustee, by entering into this Indenture, and the Noteholders, by acquiring any Note or interest therein, (i) express their intention that the Notes qualify under applicable tax law as indebtedness secured by the Collateral, and (ii) unless otherwise required by appropriate taxing authorities, agree to treat the Notes as indebtedness secured by the Collateral for the purpose of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon gross or net income.


                                   ARTICLE III
                                    COVENANTS

                  SECTION 3.1 Note Payment Account; Payment of Principal and Interest. (a) The Indenture Trustee, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Account known as the "Banc One HELOC Trust 199_-_ Note Payment Account" (the "Note Payment Account"), bearing an additional designation clearly indicating that the funds deposited therein are held for the benefit of the Noteholders.

                  (b) The Issuer shall duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. On each Payment Date and on each Special Redemption Date, the Issuer shall cause all amounts on deposit in the Note Payment Account to be distributed to the Noteholders in accordance with Section 8.2, less amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal. Any amounts so withheld shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

                  SECTION 3.2 Maintenance of Agency Office. As long as any of the Notes remains outstanding, the Issuer shall maintain in the borough of Manhattan, the City of New York, an office (the "Agency Office"), being an office or agency where Notes may be surrendered to the Issuer for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints [___________________________] to serve as its agent for the foregoing purposes. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

                  SECTION 3.3  Money for Payments To Be Held in Trust.

                  (a) As provided in Section 8.2(a) and (b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Note Payment Account pursuant to Section 8.2(c) shall be made on behalf of the Issuer by the

Indenture Trustee or by another Paying Agent, and no amounts so withdrawn from the Note Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.3.

                  (b) On each Payment Date and Special Redemption Date, the Issuer shall deposit or cause to be deposited in the Note Payment Account an aggregate sum sufficient to pay the amounts then becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

                  (c) The Issuer shall cause each Paying Agent other than the Indenture Trustee, to execute and deliver to the Indenture Trustee (with a copy to the Credit Enhancer) an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.3, that such Paying Agent shall:

                    (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such persons as herein provided;

                   (ii) give the Indenture Trustee and the Credit Enhancer notice of any default by the Issuer of which it has actual knowledge (or any other obligor upon the Notes) in the making of any payment required to be made with respect to the Notes;

                  (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee or the Credit Enhancer, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

                   (iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent in effect at the time of determination; and

                    (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

                  (d) The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  (e) Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for one year after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer) and all liability of the Indenture Trustee, the Credit Enhancer or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer. The Indenture Trustee may also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

                  SECTION 3.4 Existence. The Issuer shall keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the assets of the Trust.

                  SECTION 3.5 Protection of the Assets of the Trust:
Acknowledgment of Pledge of Spread Account.

                  (a) The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action necessary or advisable to:

                  (i) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

                  (ii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                  (iii) enforce any of the Collateral; or

                  (iv) preserve and defend title to the assets of the Trust and the rights of the Indenture Trustee and the Noteholders in such assets of the Trust and in the Spread Account against the claims of all persons and parties, and the Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required by the Indenture Trustee pursuant to this Section 3.5.

                  (b) The Indenture Trustee acknowledges the pledge by the Class
__ Certificateholders to the Indenture Trustee pursuant to Section 2.11 of the Trust Agreement of all of the Class __ Certificateholder's right, title and interest in and to the Spread Account and all proceeds of the foregoing, including, without limitation, all other accounts and investments held from time to time in the Spread Account (whether in the form of deposit accounts, physical property, book-entry securities, uncertificated securities or otherwise) in order to provide for the prompt payment to the Noteholders, the Certificateholders and the Servicer in accordance with 5.01 of the Pooling and Servicing Agreement, to assure availability of the amounts maintained therein for the benefit of the Noteholders, the Certificateholders and the Servicer, and as security for the performance by the Issuer of its obligations under this Agreement, the Trust Agreement and the Pooling and Servicing Agreement (collectively, the "Basic Documents").

                  SECTION 3.6 Opinions as to Trust Assets.

                  (a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto and any other requisite documents, and with respect to the execution and filing or recording of any financing statements and continuation statements and other documents as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

                  (b) On or before the last day of the fourth month following the end of the Issuer's fiscal year, which currently ends on [December 31], in each calendar year, beginning with the fiscal year ending [December 31], 199_, the Issuer shall furnish to the Indenture Trustee and the Credit Enhancer an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing or recording of any financing statements, continuation statements and other documents as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain the lien and security interest created by this Indenture. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until the last day of the fourth month following the end of the Issuer's next fiscal year.

                  SECTION 3.7 Performance of Obligations; Servicing of Mortgage Loans.

                  (a) The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the assets of the Trust or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or any other Basic Document.

                  (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officers' Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Servicer and the Administrator to assist the Issuer in performing its duties under this Indenture.

                  (c) The Issuer shall punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the assets of the Trust, including but not limited to filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Pooling and Servicing Agreement in accordance with and within the time periods provided for herein and therein.

                  (d) If the Issuer shall have knowledge of the occurrence of a Servicer Default or of an Event of Default hereunder, the Issuer shall promptly notify the Indenture Trustee, the Credit Enhancer and the Rating Agencies thereof, and shall specify in such notice the response or action, if any, the Issuer has taken or is taking with respect of such default. If a Servicer Default or an Event of Default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Pooling and Servicing Agreement with respect to the Mortgage Loans, the Issuer and the Indenture Trustee shall take all reasonable steps available to them pursuant to the Pooling and Servicing Agreement to remedy such failure.

                  (e) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees that, except as set forth in the Pooling and Servicing Agreement, it shall not, without the prior written consent of the Credit Enhancer and the Indenture Trustee or a Majority in Voting Interest of the Notes, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral or the Basic Documents, or waive timely performance or observance by the Servicer or the Depositor under the Pooling and Servicing Agreement, the Administrator under the Administration Agreement or the Originators under the Purchase Agreement. If any such amendment, modification, supplement or waiver shall be so consented to by the Credit Enhancer and the Indenture Trustee or such Holders, as applicable, the Issuer agrees, promptly following a request by the Indenture Trustee or the Credit Enhancer to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee or the Credit Enhancer may deem necessary or appropriate in the circumstances.

                  SECTION 3.8 Negative Covenants. So long as any Notes are outstanding, the Issuer shall not (except as expressly permitted herein or in the Pooling and Servicing Agreement):

                  (a) sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, except in accordance with
         Section 3.10(b) or Section 10.1(a) of this Indenture or Section 10.01 of the Pooling and Servicing Agreement;

                  (b) claim any credit on, or make any deduction from, the principal or interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the assets of the Trust;

                  (c) voluntarily commence any insolvency, readjustment of debt, marshalling of assets and liabilities or other proceeding, or apply for an order by a court or agency or supervisory authority for the winding-up or liquidation of its affairs or any other event specified in Section 5.1(e); or

                  (d) either (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby; (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on a Mortgaged Property and arising solely as a result of an action or omission of the related Obligor); or (iii) permit the lien of this

         Indenture not to constitute a valid first priority security interest in the assets of the Trust.

                  SECTION 3.9 Annual Statement as to Compliance. The Issuer shall deliver to the Indenture Trustee and the Credit Enhancer, on or before the last day of the fourth month following the end of the Issuer's fiscal year, which currently ends on [December 31], beginning with the fiscal year ending on [December 31], 199_, an Officer's Certificate signed by a Responsible Officer of the Issuer, dated as of the last day of such fiscal year, stating that:

                  (a) a review of the activities of the Issuer during such fiscal year and of performance under this Indenture has been made under such Responsible Officer's supervision; and

                  (b) to the best of such Responsible Officer's knowledge, based on such review, the Issuer has fulfilled all of its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such Responsible Officer and the nature and status thereof. A copy of such certificate may be obtained by any Noteholder by a request in writing to the Issuer addressed to the Corporate Trust Office of the Indenture Trustee.

                  SECTION 3.10 Consolidation, Merger, etc., of Issuer; Disposition of Trust Assets.

                  (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

                  (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any State and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

                  (ii) immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing;

                  (iii) the Credit Enhancer shall have consented to such transaction;

                  (iv) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                  (v) the Issuer shall have delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Issuer, each stating:

                                    (A) that such consolidation or merger and
                  such supplemental indenture comply with this Section 3.10;

                                    (B) that such consolidation or merger and
                  such supplemental indenture shall have no material adverse tax consequence to the Trust or any Noteholder or Certificateholder; and

                                    (C) that all conditions precedent herein
                  provided for relating
         to such transaction have been complied with (including any filing required by the Exchange Act).

                  (b) Except as expressly permitted by this Indenture or the other Basic Documents, the Issuer shall not sell, convey, exchange, transfer or otherwise dispose of any of its properties or assets, including those included in the assets of the Trust, to any Person, unless:

                           (i) the Person that acquires such properties or assets of the Issuer (A) shall be a United States citizen or a Person organized and existing under the laws of the United States of America or any State and (B) by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee:

                                    (1) expressly assumes the due and punctual
                  payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

                                    (2) expressly agrees that all right, title
                  and interest so sold, conveyed, exchanged, transferred or otherwise disposed of shall be subject and subordinate to the rights of Noteholders;

                                    (3) unless otherwise provided in such
                  supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes; and

                                    (4) expressly agrees that such Person (or if
                  a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

                      (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                     (iii) the Credit Enhancer shall have consented to such transaction;

                      (iv) any action as is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                      (v) the Issuer shall have delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Issuer, each stating that:

                                    (A) such sale, conveyance, exchange,
                  transfer or disposition and such supplemental indenture comply with this Section 3.10;

                                    (B) such sale, conveyance, exchange,
                  transfer or disposition and such supplemental indenture has no material adverse tax consequence to the Trust or to any Noteholders or Certificateholders; and

                                    (C) that all conditions precedent herein
                  provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

                  SECTION 3.11 Successor or Transferee.

                  (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.10(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

                  (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.10(b), the Issuer shall be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee from the Person acquiring such assets and properties stating that the Issuer is to be so released.

                  SECTION 3.12 No Other Business. The Issuer shall not engage in any business or activity other than (i) acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and the proceeds therefrom in the manner contemplated by the Basic Documents, (ii) issuing the Notes and the Certificates, (iii) making payments on the Notes and the Certificates and (iv) such other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto, as set forth in Section 2.3 of the Trust Agreement.

                  SECTION 3.13 No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness for money borrowed other than indebtedness for money borrowed in respect of the Notes or in accordance with the Basic Documents.

                  SECTION 3.14 Guarantees, Loans, Advances and Other Liabilities. Except as expressly permitted by this Indenture or the other Basic Documents, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise) endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

                  SECTION 3.15 Servicer's Obligations. The Issuer shall use its best efforts to cause the Servicer to comply with its obligations under the Pooling and Servicing Agreement.

                  SECTION 3.16 Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

                  SECTION 3.17 Removal of Administrator. So long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause unless the Credit Enhancer shall have consented to such removal.

                  SECTION 3.18 Restricted Payments. Except for payments of principal or interest on or redemption of the Notes, so long as any Notes are Outstanding, the Issuer shall not, directly or indirectly:

                  (a) pay any dividend or make any distribution (by reduction of capital or otherwise) whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise, in each case with respect to any ownership or equity interest or similar security in or of the Issuer or to the Servicer;

                  (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or similar security (other than investments of funds in the Accounts in Permitted Investments); or

                  (c) set aside or otherwise segregate any amounts for any such purpose;

provided, however, that the Issuer may make, or cause to be made,
(i) distributions to the Servicer, the Owner Trustee, the Indenture Trustee and the Certificateholders as permitted by, and to the extent funds are available for such purpose under, the Pooling and Servicing Agreement or the Trust Agreement (including without limitation proceeds from initial sale of the Notes distributed to the Class __ Certificateholders pursuant to Section [___] of the Pooling and Servicing Agreement), and (ii) payments to the Indenture Trustee pursuant to the Administration Agreement. The Issuer shall not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with the Basic Documents.

                  SECTION 3.19 Notice of Events of Default and Other Events. The Issuer agrees to give the Indenture Trustee, the Credit Enhancer and the Rating Agencies prompt written notice of each Event of Default hereunder, each Servicer Default, any Insolvency Event with respect to the Depositor, each default on the part of the Depositor of its obligations under the Pooling and Servicing Agreement and each default on the part of the Originators of their respective obligations under the Purchase Agreement and the other Basic Documents.

                  SECTION 3.20 Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                  SECTION 3.21 Representations and Warranties by the Issuer to the Indenture Trustee. The Issuer hereby represents and warrants to the Indenture Trustee and the Credit Enhancer as follows:

                  (a) Good Title. No Mortgage Loan has been sold, transferred, assigned or pledged by the Trust to any Person other than the Indenture Trustee; immediately prior to the conveyance of the Mortgage Loans pursuant to this Indenture, the Trust had good and marketable title thereto, free of any Lien; and, upon execution and delivery of this Indenture by the Trust, and the endorsement of the Mortgage Notes to the order of and the delivery of the Mortgage Notes to the Indenture Trustee, as set forth in Section 2.01 of the Pooling and Servicing Agreement, the Indenture Trustee shall have all of the right, title and interest of the Trust in, to and under the Mortgage Loans, the unpaid indebtedness evidenced thereby and the collateral security therefor, free of any Lien; and

                  (b) All Filings Made. All filings, recordings or other actions necessary in any jurisdiction to give the Indenture Trustee a first perfected security interest in the Mortgage Loans, the other assets of the Trust and the Spread Account shall have been made.

                                  ARTICLE IV
                           SATISFACTION AND DISCHARGE

                  SECTION 4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to: (i) rights of registration of transfer and exchange; (ii) substitution of mutilated, destroyed, lost or stolen Notes; (iii) rights of Noteholders to receive payments of principal thereof and interest thereon; (iv) Sections 2.14, 3.3, 3.4, 3.5, 3.8, 3.10, 3.12, 3.13, 3.19 and 3.21; (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.5 and the obligations of the Indenture Trustee under Sections 4.2 and 4.4); (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them and (vii) the rights of the Credit Enhancer to subrogation in respect of any Insured Payments, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, if:

                           (a) either:

                  (1) all Notes theretofore authenticated and delivered (other than (A) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or

                  (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation:

                                    (A) have become due and payable,

                                    (B) shall become due and payable on the
                           Maturity Date, within one year, or

                                    (C) are to be called for redemption within
                           one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Credit Enhancer has been reimbursed for all amounts owed to it in respect of Monthly Premiums and Insured Payments, and the Issuer, in the case of (A), (B) or (C) of subsection 4.1(a)(2) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient (as evidenced by an Independent certificate) to pay and discharge the entire unpaid principal and accrued interest on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the Maturity Date or Payment Date on which the Notes shall have been called for redemption pursuant to Section 10.1(a), as the case may be;

                  (b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

                  (c) the Issuer has delivered to the Indenture Trustee an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                  SECTION 4.2 Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust in a segregated account and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest.

                  SECTION 4.3 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                  SECTION 4.4 Duration of Appointment of Indenture Trustee. Notwithstanding the earlier payment in full of all principal and interest due to the Noteholders under the terms of the Notes and the cancellation of the Notes pursuant to Section 3.1, the Indenture Trustee shall continue to act in the capacity as Indenture Trustee hereunder and, for the benefit of the Certificateholders, shall comply with all of its obligations under the Pooling and Servicing Agreement, as appropriate, until such time as all payments allocable to principal of the Certificates and interest due to the Certificateholders have been paid in full.

                                    ARTICLE V
                              DEFAULT AND REMEDIES

                  SECTION 5.1 Events of Default. For the purposes of this Indenture, "Event of Default" wherever used herein, means any one of the following events:

                  (a) failure to pay any interest on any Note as and when the same becomes due and payable, and such default shall continue for a period of five (5) days; or

                  (b) except as set forth in Section 5.1(c), failure to pay any installment of the principal of any Note as and when the same becomes due and payable, and such default shall continue for a period of thirty
         (30) days after there shall have been given, by registered or certified mail, to the Credit Enhancer, the Depositor and the Servicer by the Credit Enhancer or the Indenture Trustee (with the consent of the Credit Enhancer) or to the Issuer, the Depositor and the Servicer and the Indenture Trustee by the Holders representing an aggregate Percentage Interest of at least 25% of Outstanding Notes (with the consent of the Credit Enhancer); or

                  (c) failure to pay in full the outstanding Note Principal Balance on the Maturity Date; or

                  (d) default in the observance or performance in any material respect of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere specifically addressed in this Section 5.1) which failure materially and adversely affects the rights of the Noteholders, and such default shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer and the

         Depositor (or the Servicer, as applicable) by the Credit Enhancer or by the Indenture Trustee (with the consent of the Credit Enhancer) or to the Issuer, the Depositor and the Servicer and the Indenture Trustee by the Holders representing aggregate Percentage Interest of at least 25% of Outstanding Notes (with the consent of the Credit Enhancer), a written notice specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (e) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the assets of the Trust in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

                  (f) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the assets of the Trust, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of action by the Issuer in furtherance of any of the foregoing.

The Issuer shall deliver to the Indenture Trustee and the Credit Enhancer, within five Business Days after learning of the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under
Section 5.1(b), its status and what action the Issuer is taking or proposes to take with respect thereto.

                  SECTION 5.2 Acceleration of Maturity; Rescission and
Annulment.

                  (a) If an Event of Default should occur and be continuing hereunder, then and in every such case, unless the principal amount of the Notes shall have already become due and payable, the Indenture Trustee at the direction of the Credit Enhancer, or either the Indenture Trustee or the Majority in Voting Interest of Notes, in each case with the consent of the Credit Enhancer, may declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee and the Credit Enhancer if given by the Noteholders) setting forth the Event or Events of Default, and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

                  (b) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided in this
Article V, the Indenture Trustee, at the direction of the Credit Enhancer or the Majority in Voting Interest of Notes, in each case with the consent of the Credit Enhancer, by written notice to the Issuer and the Indenture Trustee, may waive all Defaults set forth in the notice delivered pursuant to Section 5.2(a), and rescind and annul such declaration and its consequences; provided, however, that no such rescission and annulment shall extend to or affect any subsequent default or impair any right consequent thereto; and provided, further, that if the Indenture Trustee shall have proceeded to enforce any right under this

Indenture and such proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason, or shall have been determined adversely to the Indenture Trustee, then and in every such case, the Indenture Trustee, the Issuer and the Noteholders, as the case may be, shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Indenture Trustee, the Issuer and the Noteholders, as the case may be, shall continue as though no such proceedings had been taken.

                  SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

                  (a) The Issuer covenants that if:

                  (i) default is made in the payment of any installment of interest on any Note when the same becomes due and payable, and such default continues unremedied for a period of five days after receipt by the Servicer of notice thereof from the Credit Enhancer or the Indenture Trustee or receipt by the Servicer and the Indenture Trustee of notice thereof from the Credit Enhancer or the Holders representing an aggregate Percentage Interest of at least 25% of Outstanding Notes (with the consent of the Credit Enhancer); or

                  (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, and such default continues unremedied for a period of thirty
         (30) days after receipt by the Servicer of notice thereof from the Credit Enhancer or the Indenture Trustee or receipt by the Servicer and the Indenture Trustee of notice thereof from the Credit Enhancer or the Holders representing an aggregate Percentage Interest of at least 25% of Outstanding Notes (with the consent of the Credit Enhancer);

then the Issuer shall, upon demand of the Indenture Trustee, pay to the Indenture Trustee, for the ratable benefit of the Noteholders, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal at the rate borne by the Notes, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

                  (b) If the Issuer shall fail forthwith to pay such amounts upon such demand, the Credit Enhancer or the Indenture Trustee (with the consent of the Credit Enhancer), in its own name and as trustee of an express trust, shall, at the direction of the Credit Enhancer, or may, with the consent of the Credit Enhancer, institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

                  (c) If an Event of Default occurs and is continuing, the Indenture Trustee shall, at the direction of the Credit Enhancer, or may, with the consent of the Credit Enhancer, as more particularly provided in Section 5.4, in its discretion, proceed to protect and enforce the rights of the Indenture Trustee, the Credit Enhancer, and the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Credit Enhancer or the Indenture Trustee by this Indenture or by law.

                  (d) If there shall be pending, relative to the Issuer or any other obligor upon the

Notes or any Person having or claiming an ownership interest in the assets of the Trust, proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or if a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, then the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered to (and shall at the direction of the Credit Enhancer), by intervention in such Proceedings or otherwise:

                  (i) file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Credit Enhancer (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee or the Credit Enhancer, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

                  (ii) unless prohibited by applicable law and regulations, vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                  (iii) collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders, the Credit Enhancer and of the Indenture Trustee on their behalf; and

                  (iv) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, the Credit Enhancer or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee or the Credit Enhancer, as applicable, and, if the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

                  (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

                  (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the

Notes or the production thereof in any trial or other Proceedings relative thereto, and any such Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee, the Credit Enhancer and their respective agents and attorneys, shall be for the ratable benefit of the Noteholders.

                  (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party) the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

                  SECTION 5.4 Remedies: Priorities.

                  (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee shall, at the direction of the Credit Enhancer and may, with the consent of the Credit Enhancer, do one or more of the following (subject to Section 5.5):

                  (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

                  (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the assets of the Trust;

                  (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, the Credit Enhancer and the Noteholders; and

                  (iv) sell the assets of the Trust or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the assets of the Trust following an Event of Default, unless (A)(1) the Holders of all of the Outstanding Notes consent thereto, (2) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full the principal of and the accrued interest on the Notes at the date of such sale or liquidation or (3) the Indenture Trustee determines that the assets of the Trust will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable and (B) the Indenture Trustee obtains the consent of the Credit Enhancer. In determining such sufficiency or insufficiency with respect to clauses (A)(2) and (A)(3) of this proviso, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the assets of the Issuer for such purpose.

                  (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

                  FIRST: to the Indenture Trustee for amounts due under Section 6.5;

                  SECOND: to Noteholders (including the Credit Enhancer as subrogee) for amounts due and unpaid on the Notes for interest, ratably among all Noteholders, without preference or priority of any kind, according to the amounts due and payable on all the Notes for interest;

                  THIRD: to Noteholders (including the Credit Enhancer as subrogee) for amounts due and unpaid on the Notes for principal, ratably among all Noteholders, without preference or priority of any kind, according to the amounts due and payable on all the Notes for principal; and

                  FOURTH: to the Owner Trustee for deposit to the Certificate Distribution Account for distribution to the Certificateholders (including the Credit Enhancer as subrogee).

                  The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.4. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder, the Credit Enhancer and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

                  SECTION 5.5 Optional Preservation of the Assets of the Trust. If the Notes have been declared to be due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may (with the consent of the Issuer), but need not, unless directed to do so by the Credit Enhancer, elect to take and maintain possession of the assets of the Issuer. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to take and maintain possession of the assets of the Issuer. In determining whether to take and maintain possession of the assets of the Issuer, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the assets of the Issuer for such purpose.

                  SECTION 5.6 Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (i) such Holder has previously given written notice to the Indenture Trustee and the Credit Enhancer of a continuing Event of Default;

                  (ii) the Holders of Outstanding Notes representing an aggregate Percentage Interest of at least 25% (with the consent of the Credit Enhancer) or the Credit Enhancer have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

                  (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

                  (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

                  (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders, Credit Enhancer or by the Majority in Voting Interest of the Notes; and

                  (vi) such Holder has obtained the written consent of the Credit Enhancer.

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders of Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes. For the protection and enforcement of the provisions of this Section 5.6, each and every Noteholder shall be entitled to such relief as can be given either at law or in equity.

                  If the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from the Credit Enhancer and one or more groups of Holders of Notes, each representing less than a Majority in Voting Interest of the Notes, the directions of the Credit Enhancer shall prevail notwithstanding any other provisions of this Indenture.

                  SECTION 5.7 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Special Payment Date or the applicable Payment Date pursuant to Section 10.01 of the Pooling and Servicing Agreement) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

                  SECTION 5.8 Restoration of Rights and Remedies. If the Indenture Trustee, the Credit Enhancer or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, the Credit Enhancer or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee, the Credit Enhancer and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, the Credit Enhancer and the Noteholders shall continue as though no such Proceeding had been instituted.

                  SECTION 5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Credit Enhancer or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Credit Enhancer or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, the Credit Enhancer or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Credit Enhancer or by the Noteholders, as the case may be.

                  SECTION 5.11 Control by the Credit Enhancer. The Credit Enhancer or the Majority in Voting Interest of the Notes (with the consent of the Credit Enhancer) shall, subject to provision being made for indemnification against costs, expenses and liabilities in a form satisfactory to the Indenture Trustee, have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, however, that:

                  (i) such direction shall not be in conflict with any rule of law or with this Indenture;

                  (ii) subject to the express terms of Section 5.4, any direction to the Indenture Trustee to sell or liquidate the assets of the Trust shall be by the Credit Enhancer, or by the Holders representing an aggregate Percentage Interest of at least 100% of Outstanding Notes (with the consent of the Credit Enhancer);

                  (iii) if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the assets of the Trust pursuant to Section 5.5, then any direction to the Indenture Trustee by Holders representing an aggregate Percentage Interest less than 100% of Outstanding Notes without the consent of the Credit Enhancer to sell or liquidate the assets of the Trust shall be of no force and effect; and

                  (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction;

provided, however, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might cause it to incur any liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

                  SECTION 5.12 Waiver of Past Defaults.

                  (a) Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Credit Enhancer or not less than a Majority in Voting Interest of the Notes (with the consent of the Credit Enhancer) may waive any past Default or Event of Default and its consequences except a Default (i) in the payment of principal of or interest on any of the Notes or (ii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

                  (b) Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

                  SECTION 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any Proceeding for the enforcement of any right or remedy under this Indenture, or in any Proceeding against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such proceeding of an undertaking to pay the costs of such proceeding, and that such court may in its discretion assess reasonable costs, including reasonable attorneys fees, against any party litigant in such proceeding, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.13 shall not apply to:

                  (a) any proceeding instituted by the Indenture Trustee or the Credit Enhancer;

                  (b) any proceeding instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate Notes representing an aggregate Percentage Interest of at least 10% of Outstanding Notes; or

                  (c) any proceeding instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Special Payment Date or the applicable Payment Date pursuant to Section 10.01 of the Pooling and Servicing Agreement).

                  SECTION 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture. The Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee or the Credit Enhancer, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 5.15 Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, the Credit Enhancer or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the assets of the Trust or upon any of the assets of the Issuer.

                  SECTION 5.16 Performance and Enforcement of Certain
Obligations.

                  (a) Promptly following a request from the Indenture Trustee or the Credit Enhancer to do so and at the Administrator's expense, the Issuer agrees to take all such lawful action as the Indenture Trustee or the Credit Enhancer may request to compel or secure the performance and observance by the Depositor and the Servicer, as applicable, of their respective obligations under or in connection with the Pooling and Servicing Agreement or by the Originators of their obligations under or in connection with the Purchase Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Pooling and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Depositor or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Depositor or the Servicer of each of their obligations under the Pooling and Servicing Agreement.

                  (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and shall, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of (i) the Credit Enhancer or (ii) the Holders representing an aggregate Percentage Interest of at least 66-2/3% of Outstanding Notes (with the consent of the Credit Enhancer), exercise all rights, remedies, powers, privileges and claims of the Issuer against the Depositor or the Issuer under or in connection with the Pooling and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Depositor or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Pooling and Servicing Agreement, and any right of the Issuer to take such action shall be suspended.

                  (c) Promptly following a request from the Indenture Trustee (with the consent of the Credit Enhancer) or the Credit Enhancer to do so and at the Administrator's expense, the Issuer agrees to take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Originators of each of their respective obligations to the Depositor under or in connection with the Purchase Agreement in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Purchase Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Depositor thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Originators of each of their respective obligations under the Purchase Agreement.

                  (d) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of (i) the Credit Enhancer or (ii) Holders representing an aggregate Percentage Interest of at least 66-2/3% of Outstanding Notes (with the consent of the Credit Enhancer) shall, exercise all rights, remedies, powers, privileges and claims of the Depositor against the Originators under or in connection with the Purchase Agreement, including the right or power to take any action to compel or secure performance or observance by the Originators of each of their respective obligations to the Depositor thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Purchase Agreement, and any right of the Depositor to take such action shall be suspended.

                                   ARTICLE VI
                              THE INDENTURE TRUSTEE

                  SECTION 6.1 Duties of Indenture Trustee.

                  The Indenture Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties to be performed by it as are specifically set forth in this Indenture. If an Event of Default has occurred and has not been cured or waived, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. The Indenture Trustee is hereby authorized to acknowledge and accept the Pooling and Servicing Agreement, and by so doing the Indenture Trustee undertakes to perform the duties to be performed by the Indenture Trustee as set forth therein.

                  The Indenture Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they conform to the requirements of this Indenture; provided, however that the Indenture Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Issuer, the Servicer, the Administrator, the Depositor or any Originator hereunder or under any other Basic Document. If any such instrument is found not to conform to the requirements of this Indenture or thereunder, the Indenture Trustee shall notify the Credit Enhancer and request written instructions as to the action it deems appropriate to have the instrument corrected, and if the instrument is not so corrected, the Indenture Trustee will provide notice thereof to the Credit Enhancer who shall then direct the Indenture Trustee as to the action, if any, to be taken.

         No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of this Indenture, the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee and, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture;

                  (ii) The Indenture Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or other officers of the Indenture Trustee, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

                  (iii) The Indenture Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Credit Enhancer or the Noteholders, relating to the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture;

                  (iv) The Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Indenture Trustee shall have received notice thereof. In the absence of receipt of such notice, the Indenture Trustee may conclusively assume that there is no Default or Event of Default;

                  (v) The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Issuer under this Indenture or the Servicer under the Pooling and Servicing Agreement, except during such time, if any, as the Indenture Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Issuer in accordance with the terms of this Indenture or the Servicer in accordance with the terms of the Pooling and Servicing Agreement;

                  (vi) Subject to the other provisions of this Indenture and without limiting the generality of this Section, the Indenture Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the assets of the Trust, (D) to confirm or verify the contents of any reports or certificates of the Issuer delivered to the Indenture Trustee pursuant to this Indenture believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties;

                  (vii) The Indenture Trustee shall not be deemed a fiduciary for the Credit Enhancer in its capacity as such, except to the extent the Credit Enhancer has made an Insured Payment and is thereby subrogated to the rights of the Noteholders with respect thereto; and

                  (viii) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture, the Pooling and Servicing Agreement or the Trust Agreement.

                  (ix) Every provision of this Indenture relating to the Indenture Trustee shall be subject to this Section 6.1 and to the provisions of the TIA.

                  SECTION 6.2 Certain Matters Affecting the Indenture Trustee.

                  Except as otherwise provided in Section 6.1:

                  (i) The Indenture Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, Opinion of Counsel, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) The Indenture Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith, in the absence of negligence, and in accordance with such Opinion of Counsel;

                  (iii) The Indenture Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture or to institute, conduct or defend by litigation hereunder or in relation hereto at the request, order or direction of the Credit Enhancer or any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders or the Credit Enhancer, as applicable, shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Indenture Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

                  (iv) The Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith, in the absence of negligence, and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                  (v) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Credit Enhancer or Holders evidencing a Percentage Interest aggregating not less than 25% of Outstanding Notes or any Account Party; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Administrator or, if paid by the Indenture Trustee, shall be repaid by the Administrator upon demand from the Administrator's own funds;

                  (vi) The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

                  (vii) The Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the Trust created hereby or the powers granted hereunder; and

                  (viii) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

                  SECTION 6.3 Indenture Trustee Not Liable for Notes or Mortgage Loans.

                  The recitals contained herein and in the Notes (other than the certificate of authentication on the Notes) shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or of any Mortgage Loan or any other Basic Document. The Indenture Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or of the proceeds of such Notes, or for the use or application of any funds paid to the Issuer in respect of the Pooling and Servicing Agreement or deposited in or withdrawn from the Principal and Interest Account by the Issuer. In the absence of bad faith, negligence or willful misconduct, the Indenture Trustee shall not be responsible for the legality or validity of the Indenture or the validity, priority, perfection or sufficiency of the security for the Notes issued or intended to be issued hereunder.

                  SECTION 6.4 Indenture Trustee May Own Notes.

                  The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes with the same rights it would have if it were not Indenture Trustee, and may otherwise deal with the parties hereto.

                  SECTION 6.5 Indenture Trustee's Fees and Expenses.

                  The Issuer has caused the Servicer under the Pooling and Servicing Agreement to covenant and agree to pay to the Indenture Trustee from time to time, and the Indenture Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Indenture Trustee, and the Servicer will pay or reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation, expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith, provided that the Indenture Trustee shall have no lien on the assets of the Trust for the payment of its fees and expenses. Failure by the Issuer to cause any such fees or other expenses to be paid shall not relieve the Indenture Trustee of its obligations hereunder. The Indenture Trustee and any director, officer, employee or agent of the Indenture Trustee caused to be indemnified by the Servicer and held harmless against any loss, liability or expense (i) incurred in connection with any legal action relating to this Indenture or the Notes, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder, and (ii) resulting from any error in any tax or information return prepared by or on behalf of the Servicer. The obligations of the Issuer and the Servicer under this Section 6.5 shall survive payment of the Notes, and shall extend to any co-trustee appointed pursuant to this Article
VI. The compensation due to the Indenture Trustee pursuant to this Section 6.5 shall be paid by the Servicer from its own funds.

                  SECTION 6.6 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a) and be reasonably acceptable to the Credit Enhancer. The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it shall have a long term deposit rating of at least "[BBB]" by [S&P] and "[Baa2]" by [Moody's]. The Indenture Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If such banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.6 its combined capital and surplus shall be deemed to be as set forth in its most recent report of condition so published. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this
Section 6.6, the Indenture Trustee shall give notice of such ineligibility to the Credit Enhancer and any Account Party and shall resign, upon the request of the Credit Enhancer or the Majority in Voting Interest of the Notes (with the consent of the Credit Enhancer), in the manner and with the effect specified in
Section 6.7.

                  SECTION 6.7 Resignation and Removal of the Indenture Trustee.

                  The Indenture Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Issuer, the Credit Enhancer, each Account Party, the Owner Trustee, the Servicer and to all Noteholders. Upon receiving such notice of resignation, the Issuer (or the Administrator on behalf of the Issuer) shall, with the consent of the Credit Enhancer, promptly appoint a successor trustee who satisfies the requirements of
Section 6.6 by written instrument, in duplicate, which instrument shall be delivered to the resigning Indenture Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Noteholders by the Issuer. Unless a successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  If at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of Section 6.6 and shall fail to resign after written request therefor by the Administrator, the Credit Enhancer or the Majority in Voting Interest of the Notes, or if at any time the Indenture Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Indenture Trustee and shall, within 30 days after such removal, appoint, subject to the approval of the Credit Enhancer, which approval shall not be unreasonably withheld, a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Indenture Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Credit Enhancer, the Noteholders, the Owner Trustee and each Account Party by the Issuer.

                  The Majority in Voting Interest of the Notes (with the consent of the Credit Enhancer) or, if the Indenture Trustee fails to perform in accordance with this Indenture, the Credit Enhancer, may remove the Indenture Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Noteholders or their attorneys-in-fact duly authorized, or by the Credit Enhancer, as the case may be, one complete set of such instruments shall be delivered to the Issuer, one complete set to the Indenture Trustee so removed and one complete set to the successor Indenture Trustee so appointed. A copy of such instruments shall also be provided to the Credit Enhancer, the Owner Trustee, the Administrator and the Servicer.

                  Any resignation or removal of the Indenture Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.8.

                  SECTION 6.8 Successor Trustee.

                  Any successor trustee appointed as provided in Section 6.7 shall execute, acknowledge and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Trustee's Mortgage Files and related documents and statements held by it hereunder, and the Issuer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 6.6.

                  Upon acceptance of appointment by a successor trustee as provided in this Section, the Issuer shall mail notice of the succession of such trustee hereunder to all Noteholders, to the Credit Enhancer and to the Rating Agencies. If the Issuer fails to mail such notices within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

                  SECTION 6.9 Merger or Consolidation of Indenture Trustee.

                  Any Person into which the Indenture Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 6.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

                  SECTION 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the assets of the Trust or property securing the same may at the time be located, the Issuer and the Indenture Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Indenture Trustee and the Credit Enhancer to act as co-trustee or co-trustees, jointly with the Indenture Trustee, or separate trustee or separate trustees, of all or any part of the assets of the Trust, and to vest in such Person or Persons, in such capacity, such title to the assets of the Trust, or any part thereof, and, subject to the other provisions of this
Section 6.10, such powers, duties, obligations, rights and trusts as the Issuer and the Indenture Trustee may consider necessary or desirable. If the Issuer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Indenture Trustee alone (with the consent of the Credit Enhancer) shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.6 hereunder and no notice to Holders of Notes of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 6.8 hereof.

                  In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 6.10, all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Indenture Trustee hereunder or as successor to the Issuer hereunder), the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the assets of the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Indenture Trustee.

                  Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

                  Any separate trustee or co-trustee may, at any time, constitute the Indenture Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. The Indenture Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  SECTION 6.11 Protection of Trust Assets.

                  (a) The Indenture Trustee will hold the assets of the Trust and the Spread Account in trust for the benefit of the Noteholders, the Certificateholders (to the extent set forth in the Pooling and Servicing Agreement) and the Credit Enhancer and, upon request of the Credit Enhancer, or, with the consent of the Credit Enhancer, at the request of the Issuer or any Account Party, will from time to time execute and deliver all such supplements and amendments hereto pursuant to Section 9.1 and all instruments of further assurance and other instruments, and will take such other action upon such request to:

                  (i) more effectively hold in trust all or any portion of the assets of the Trust and the Spread Account;

                  (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Indenture;

                  (iii) enforce any of the Mortgage Loans; or

                  (iv) preserve and defend title to the assets of the Trust, the lien on the Spread Account and the rights of the Indenture Trustee, and the interests of the Noteholders represented thereby, in such Trust and the Spread Account against the claims of all Persons and parties.

                  The Indenture Trustee shall send copies of any request received from any Account Party, the Credit Enhancer, the Owner Trustee or the Issuer to take any action pursuant to this Section 6.11 to the others.

                  (b) Subject to Article V hereof, the Indenture Trustee shall have the power to enforce, and shall enforce, the obligations of the other parties to this Indenture, of any Letter of Credit Bank and of the Credit Enhancer, by action, suit or proceeding at law or equity, and shall also have the power to enjoin, by action or suit in equity, any acts or occurrences which may be unlawful or in violation of the rights of the Noteholders; provided, however, that nothing in this Section 6.11 shall require any action by the Indenture Trustee unless the Indenture Trustee shall first (i) have been furnished indemnity satisfactory to it and second (ii) when required by this Indenture, have been requested to take such action by the Majority in Voting Interest of the Notes, the Credit Enhancer, the Issuer or any Account Party in accordance with the terms of this Indenture.

                  (c) The Indenture Trustee shall execute any instrument required pursuant to this Section 6.11 so long as such instrument does not conflict with this Indenture or with the Indenture Trustee's fiduciary duties.

                  SECTION 6.12 Notice of Defaults. If an Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of an Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

                  SECTION 6.13 Reports to Holders. The Indenture Trustee shall deliver to each

Noteholder the information and documents set forth in Article VII, and, in addition, the Indenture Trustee shall deliver to each Noteholder all such information with respect to the Notes supplied to it by the Servicer pursuant to
Section 5.03 of the Pooling and Servicing Agreement as may be required to enable such holder to prepare its federal and state income tax returns.

                  SECTION 6.14 Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A trustee who has resigned or been removed shall be subject to TIA 311(a) to the extent indicated.

                  SECTION 6.15 Representations and Warranties of Indenture Trustee. The Indenture Trustee represents and warrants as of the Closing Date that:

                  (a) the Indenture Trustee is a national association duly organized, validly existing and in good standing under the laws of the United States of America;

                  (b) the Indenture Trustee has full power, authority and legal right to execute, deliver and perform this Indenture, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture;

                  (c) the execution, delivery and performance by the Indenture Trustee of this Indenture (i) shall not violate any provision of any law or regulation governing the banking and trust powers of the Indenture Trustee or any order, writ, judgment or decree of any court, arbitrator, or governmental authority applicable to the Indenture Trustee or any of its assets, (ii) shall not violate any provision of the corporate charter or by-laws of the Indenture Trustee, or (iii) shall not violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust pursuant to the provisions of any mortgage, indenture, contract, agreement or other undertaking to which it is a party, which violation, default or lien could reasonably be expected to have a materially adverse effect on the Indenture Trustee's performance or ability to perform its duties under this Indenture or on the transactions contemplated in this Indenture;

                  (d) the execution, delivery and performance by the Indenture Trustee of this Indenture shall not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, any governmental authority or agency regulating the banking and corporate trust activities of the Indenture Trustee; and

                  (e) this Indenture has been duly executed and delivered by the Indenture Trustee and constitutes the legal, valid and binding agreement of the Indenture Trustee, enforceable in accordance with its terms.

                  SECTION 6.16 Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought in its own name as Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders in respect of which such judgment has been obtained.

                  SECTION 6.17 Suit for Enforcement. If an Event of Default shall occur and be continuing, the Indenture Trustee, in its discretion may, subject to the provisions of Section 6.1, proceed to protect and enforce its rights and the rights of the Noteholders under this Indenture by proceeding whether for the specific performance of any covenant or agreement contained in this

Indenture or in aid of the execution of any power granted in this Indenture or for the enforcement of any other legal, equitable or other remedy as the Indenture Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Indenture Trustee or the Noteholders.

                  SECTION 6.18. Appointment of Custodians. The Indenture Trustee may, with the consent of the Servicer and notice to the Credit Enhancer and the Rating Agencies, appoint one or more Custodians acceptable to the Credit Enhancer to hold all or a portion of the Mortgage Files as agent for the Indenture Trustee, by entering into a Custodial Agreement. [__________________] is initially appointed as Custodian. Subject to this Article VI, the Indenture Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Noteholders and the Credit Enhancer. The Servicer shall be liable for the fees of any Custodian appointed hereunder. Each Custodian shall be a deposit institution subject to supervision by federal or state authorities and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

                                   ARTICLE VII
                         NOTEHOLDERS' LISTS AND REPORTS

                  SECTION 7.1 Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer shall furnish or cause to be furnished by the Servicer to the Indenture Trustee (a) not more than five days before each Payment Date or Special Payment Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of the close of business on the immediately preceding Record Date or Special Record Date, as the case may be, and (b) at such other times as the Indenture Trustee may request in writing, within 14 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

                  SECTION 7.2 Preservation of Information, Communications to Noteholders.

                  (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished.

                  (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

                  (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

                  SECTION 7.3 Reports by Issuer.

                  (a) The Issuer shall:

                  (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the

         Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                  (ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA
         Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and
         (ii) of this Section 7.3(a) as may be required by rules and regulations prescribed from time to time by the Commission.

                  (iv) supply copies of each of the foregoing to the Indenture Trustee and the Credit Enhancer.

                  (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on [December 31] of each year.

                  SECTION 7.4 Reports by Trustee.

                  (a) If required by TIA Section 313(a), within 60 days after each [March 1], beginning with [March 1], 199_, the Indenture Trustee shall mail to each Noteholder, in the manner required by TIA Section 313(c), a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b). A copy of any report delivered pursuant to this Section 7.4(a) shall, at the time of its mailing to Noteholders, be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange and provided to the Credit Enhancer.

                  (b) On each Payment Date, the Indenture Trustee shall include with each payment to each Noteholder a copy of the statement for the Due Period applicable to such Payment Date as required pursuant to Section 5.03 of the Pooling and Servicing Agreement.

                                  ARTICLE VIII
                      ACCOUNTS, DISBURSEMENTS AND RELEASES

                  SECTION 8.1 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture and in the Pooling and Servicing Agreement. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the assets of the Trust, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or an Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

                  SECTION 8.2 Accounts.

                  (a) On or prior to the Closing Date, the Indenture Trustee shall establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders and the Certificateholders, the Accounts as provided in Article V of the Pooling and Servicing Agreement.

                  (b) (i) On or before each Monthly Deposit Date, the applicable amounts set forth in Section 3.02(b) of the Pooling and Servicing Agreement shall be deposited into the Collection Account. On or before each Monthly Deposit Date that is a Special Redemption Date, the Special Redemption Price with respect to such Special Redemption Date shall be transferred from the Collection Account to the Note Payment Account as provided in Section 5.02(a)(iv) of the Pooling and Servicing Agreement.

                           (ii) On each Monthly Deposit Date that is a Special
Redemption Date, the Indenture Trustee shall call for the redemption of Notes in an amount equal to the Special Redemption Price and shall pay to Noteholders such Special Redemption Price, until the Note Principal Balance is paid in full.

                  (c) (i) On or before each Payment Date, (i) the applicable amounts set forth in Section 5.01 of the Pooling and Servicing Agreement shall be deposited into the Collection Account. On or before each Payment Date, the Note Payment Amount shall be transferred from the Collection Account to the Note Payment Account as provided in Section 3.03 of the Pooling and Servicing Agreement.

                  (ii) On each Payment Date, the Indenture Trustee shall pay to Noteholders all amounts on deposit in the Note Payment Account in respect of the Notes to the extent of amounts due and unpaid on the Notes for principal and interest in the following order of priority:

                  (i) to accrued and unpaid interest on the Notes; provided, however, that if there are not sufficient funds in the Note Payment Account to pay the entire amount of accrued and unpaid interest then due on the Notes, the amount in the Note Payment Account shall be applied to the payment of such interest on the Notes pro rata on the basis of the total such interest due on the Notes;

                  (ii) to principal of the Notes until the Note Principal Balance is paid in full.

                  SECTION 8.3 General Provisions Regarding Accounts.

                  (a) Pursuant and subject to the provisions of Section [____] of the Pooling and Servicing Agreement, all or a portion of the funds in the Accounts shall be invested in Equitable Investments and reinvested by the Indenture Trustee as directed in writing by the Servicer. The Servicer shall not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Accounts unless the security interest granted and perfected in such account shall continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

                  (b) Subject to Section 6.1, the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Accounts resulting from any loss on any Permitted Instrument included therein except for losses attributable to the Indenture Trustee's failure to make payments on such Equitable Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

                  (c) If (i) the Servicer, on behalf of the Issuer, shall have failed to give investment directions for any funds on deposit in the Accounts to the Indenture Trustee by 11:00 a.m., New York City Time (or such other time as may be agreed by the Issuer and the Indenture Trustee) on any Business Day; or
(ii) an Default or Event of Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the assets of the Trust are being applied in accordance with Section 5.5 as if there had not been such a declaration; then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Accounts in one or more Equitable Investments selected by the Indenture Trustee.

                  SECTION 8.4 Release of Trust Assets.

                  (a) Subject to the payment of its fees and expenses pursuant to Section 6.5 and the provisions of Section 8.5, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are consistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

                  (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due to the Indenture Trustee pursuant to Section
6.5 have been paid, release any remaining portion of the assets of the Trust that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section 8.4(b) only upon receipt of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

                  SECTION 8.5 Opinion of Counsel. The Indenture Trustee shall receive at least seven days' notice when requested by the Issuer to take any action pursuant to Section 8.4(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall also require as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action shall not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the assets of the Trust. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                   ARTICLE IX
                             SUPPLEMENTAL INDENTURES

                  SECTION 9.1 Supplemental Indentures Without Consent of Noteholders.

                  (a) Without the consent of the Holders of any Notes but with the prior written consent of the Credit Enhancer and upon prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof) in form satisfactory to the Indenture Trustee, for any of the following purposes:

                  (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to additional property to the lien of this Indenture;

                  (ii) to evidence the succession, in compliance with Section
         3.10 and the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained herein and in the Notes contained;

                  (iii) to add to the covenants of the Issuer, for the benefit of the Noteholders, or to surrender any right or power herein conferred upon the Issuer;

                  (iv) other than in connection with the substitution of Mortgage Loans pursuant to Section 2.04 of the Pooling and Servicing Agreement, to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

                  (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture;

                  (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of
         Article VI; or

                  (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA, and the Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

                  (b) When authorized by an Issuer Order, the Issuer and the Indenture Trustee may also, without the consent of any of the Noteholders but with the prior written consent of the Credit Enhancer and upon prior notice to the Rating Agencies, at any time and from time to time enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

                  SECTION 9.2 Supplemental Indentures With Consent of the Noteholders.

                  (a) When authorized by an Issuer Order, the Issuer and the Indenture Trustee also may, with the prior written consent of the Credit Enhancer and upon prior notice to the Rating Agencies and with the consent of the Holders of not less than a Majority in Voting Interest of the

Notes, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

                  (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate applicable thereto, the Special Redemption Price, or the Termination Price, the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the assets of the Trust to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of a redemption, on or after the Special Redemption Date or Termination Date, as applicable);

                  (ii) reduce the percentage of the Outstanding Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                  (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding";

                  (iv) reduce the percentage of the Outstanding Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the assets of the Trust pursuant to Section 5.4 if the proceeds of such sale would be insufficient to pay the principal amount of and accrued but unpaid interest on the Outstanding Notes;

                  (v) modify any provision of this Section 9.2 except to increase any percentage specified herein in favor of the Noteholders, or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby;

                  (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein or in Article X of the Pooling and Servicing Agreement; or

                  (vii) permit the creation of any Lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the assets of the Trust or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture or by the Policy.

                  (b) The Indenture Trustee may in its discretion determine whether or not any Notes would be affected (such that the consent of each would be required) by any supplemental indenture proposed pursuant to this Section 9.2 and any such determination shall be conclusive upon the Holders of all Notes, whether authenticated and delivered thereunder before or after the date upon which such supplemental indenture become effective. The Indenture Trustee shall not be liable for any such determination made in good faith.

         (c) It shall be sufficient if a Majority in Voting Interest of the Notes approves the substance, but not the form, of any proposed supplemental indenture.

         (d) Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.2, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         SECTION 9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

         SECTION 9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be, and be deemed to be, modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 9.5 Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the TIA as then in effect so long as this Indenture shall then be qualified under the TIA.

         SECTION 9.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.


                                    ARTICLE X
                               REDEMPTION OF NOTES

         SECTION 10.1 Redemption.

         (a) The Notes are subject to redemption in whole, but not in part, upon the exercise by the Holders of the Class __ Certificates of their option to cause the Issuer to sell the Mortgage Loans pursuant to Section 10.1 of the Pooling and Servicing Agreement. Such redemption shall occur on the applicable Payment Date as specified in Section 10.01 of the Pooling and Servicing Agreement. Upon such redemption, the Noteholders shall receive an amount equal to 100% of the Note Principal Balance plus accrued interest thereon to the date of redemption. The Issuer shall furnish the Credit Enhancer and the Rating Agencies notice of such redemption on the date the Mortgage Loans are sold. If the Notes are to be redeemed pursuant to this Section 10.1(a), the Issuer shall furnish notice thereof to the Indenture Trustee not later than the Determination Date with respect to the Payment Date on which the Notes are to be redeemed and the Issuer shall deposit into the Collection Account, on or before three Business Days prior to the applicable Payment Date, the Termination Price, whereupon all Notes shall be due and payable on such Payment Date.

         (b) If, in accordance with the provisions of Section [____] of the Pooling and Servicing Agreement, the Indenture Trustee determines that a Special Redemption shall be made on a Monthly Deposit Date (which shall be a "Special Redemption Date"), the Indenture Trustee shall notify the Noteholders thereof no later than the Business Day following the Determination Date prior to such Special Redemption Date pursuant to Section 10.2. The Indenture Trustee shall withdraw the Special Redemption Price from the Collection Account on or before the applicable Special Redemption Date pursuant to Section [____] of the Pooling and Servicing Agreement and, on such Special Redemption Date, the Notes shall be redeemed, pro rata in accordance with their respective Percentage Interests, pursuant to Section 8.2(c) hereof and Section [____] of the Pooling and Servicing Agreement. Payment of the Special Redemption Price shall be made to Noteholders of record as of the related Special Record Date.

         (c) If the assets of the Trust are sold pursuant to Section 7.2 of the Trust Agreement, all amounts on deposit in the Note Payment Account shall be paid to the Noteholders. If amounts are to be paid to Noteholders pursuant to this Section 10.1(c), the Servicer or the Issuer shall, to the extent practicable, furnish notice of such event to the Indenture Trustee and the Credit Enhancer pursuant to Section 10.2.

         SECTION 10.2 Form of Redemption Notice.

         (a) Notice of redemption under Sections 10.1(a), (b) and (c) shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed not less than five days prior to the applicable Payment Date or Special Redemption Date to each Noteholder of record on the related Record Date or Special Record Date, as applicable, at such Noteholder's address appearing in the Note Register.

         (b) All notices of redemption shall state:

                  (i) the applicable Payment Date or Special Redemption Date;

                  (ii) the principal amount of Notes to be redeemed and the principal amount of Notes per $1,000 original denomination to be redeemed; and

                  (iii) in the case of a redemption pursuant to Section 10.1(a) hereof, the place where such Notes are to be surrendered for final payment (which shall be the Agency Office of the Indenture Trustee to be maintained as provided in Section 3.2).

         (c) Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Administrator. Failure to give notice of redemption, or any defect therein, to any Holder of any Note shall not impair or affect the validity of the redemption of any other Note.

         SECTION 10.3 Notes Payable on Payment Date and Special Redemption Date.

         The Notes or portions thereof to be redeemed shall, following notice of redemption as required by Section 10.2 (in the case of redemption pursuant to Sections 10.1(a) or 10.1(b)) on the applicable Payment Date or Special Redemption Date, as the case may be, cease to be Outstanding for purposes of this Indenture and shall thereafter represent only the right to receive the redemption price, and (unless the Issuer shall default in the payment of the principal amount of Notes to be redeemed) no interest shall accrue on the redemption price, for any period after the date to which accrued interest is calculated for purposes of calculating the redemption price, as the case may be.


                                   ARTICLE XI
                                  MISCELLANEOUS

         SECTION 11.1 Compliance Certificates and Opinions, etc.

         (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee: (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11.1; provided, however, that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the judgment of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

                  (b) (i) Prior to the deposit with the Indenture Trustee of any Collateral or other property or securities that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officers' Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

                  (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officers' Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause
         (b)(i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (b)(ii) is 10% or more of the Note Principal Balance then outstanding, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officers' Certificate is less than $25,000 or less than one percent of the Note Principal Balance then outstanding.

                  (iii) Other than with respect to the release of any Mortgage Loans to be purchased pursuant to Sections 2.05 and 3.03 of the Pooling and Servicing Agreement, whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

                  (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signatory thereof as to the matters described in clause
         (b)(iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than Mortgage Loans to be purchased pursuant to Sections 2.05 and 3.03 of the Pooling and Servicing Agreement, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause
         (b)(iii) above and this clause (b)(iv), equals 10% or more of the Note Principal Balance then outstanding, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Note Principal Balance then outstanding.

                  (v) Notwithstanding Section 2.9 or any other provision of this
         Section 11.1, the Issuer may (A) collect, liquidate, sell or otherwise dispose of Mortgage Loans as and to the extent permitted or required by the Basic Documents and (B) make cash payments out of the Accounts as and to the extent permitted or required by the Basic Documents.

         SECTION 11.2 Form of Documents Delivered to Indenture Trustee.

         (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         (b) Any certificate or opinion of a Responsible Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Responsible Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Depositor, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         (d) Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

         SECTION 11.3 Acts of Noteholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or the Pooling and Servicing Agreement to be given or taken by Noteholders or a class of Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this
Section 11.3.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by the Note Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every
Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

         SECTION 11.4 Notices. Subject to Section 11.5, all demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid, to (i) in the case of the Servicer and the Administrator

[______________________________] Attention: [_______________], or such other addresses as may hereafter be furnished to the Certificateholders and the Noteholders in writing by the Administrator or the Servicer, as the case may be,
(ii) in the case of the Depositor, [_____________________] Attention:
[_________________], or such other addresses as may hereafter be furnished to the Certificateholders and the Noteholders in writing by the Depositor, (iii) in the case of the Issuer, [_________________________], Attention:
[_________________], or such other addresses as may hereafter be furnished to the Noteholders and the Certificateholders in writing by the Issuer, (iv) in the case of the Owner Trustee, ______________________, ____________________,
_________, _________________________ Attention: Banc One HELOC Trust 199_-_,
(v) in the case of the Certificateholders, as set forth in the Certificate Register, (vi) in the case of the Indenture Trustee, _________________________, _________________ ______, _________, _______________________, Attention: Banc
One HELOC Trust 199_-_, (vii) in the case of the Noteholders, as set forth in
Section 11.5(a), (viii) in the case of [Moody's, 99 Church Street, New York, New York 10007, Attention: Home Equity Monitoring Group], (ix) in the case of [S&P, 26 Broadway, New York, New York 10004, Attention: ______________], (x) in the case of [Fitch, Fitch IBCA, One State Street Plaza, New York, New York 10004],
Attention: Banc One HELOC Trust 199_-_, (xi) in the case of the Credit Enhancer, [__________________________________] Attention: Banc One HELOC Trust 199_-_ and
(xi) in the case of the Account Party, at the address specified by such Account Party. Any such notices shall be deemed to be effective with respect to any party hereto upon the receipt of such notice by such party, except that notices to the Certificateholders or Noteholders shall be effective upon mailing or personal delivery.

         SECTION 11.5 Notices to Noteholders; Waiver.

         (a) Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at such Person's address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. If notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

         (b) Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         (c) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event of Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         (d) Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

         SECTION 11.6 Alternate Payment and Notice Provisions.

         Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer shall furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee shall cause payments to be made and notices to be given in accordance with such agreements.

         SECTION 11.7 Conflict with Trust Indenture Act.

         (a) If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

         (b) The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

         SECTION 11.8 Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 11.9 Successors and Assigns.

         (a) All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not.

         (b) All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors and assigns, whether so expressed or not.

         SECTION 11.10 Separability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.11 Benefits of Indenture.

         Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the Credit Enhancer, the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the assets of the Trust, any benefit or any legal or equitable right, remedy or claim under this Indenture. The Credit Enhancer is an intended third-party beneficiary under the Indenture.

         SECTION 11.12 Legal Holidays.

         If the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

         SECTION 11.13 GOVERNING LAW.

         THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 11.14 Counterparts.

         This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 11.15 Recording of Indenture.

         If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

         SECTION 11.16 No Recourse.

         No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against:

                  (i) the Indenture Trustee or the Owner Trustee in its individual capacity;

                  (ii) any Certificateholder or other owner of a beneficial interest in the Issuer; or

                  (iii) any Certificateholder or other partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

         SECTION 11.17 No Petition.

         The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note issued hereunder, hereby covenant and agree that they shall not, prior to the date which is one year and one day after the termination of this Indenture with respect to the Trust pursuant to Section 4.1, acquiesce, petition or otherwise invoke or cause the Depositor or the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor or the Trust.

         SECTION 11.18 Inspection.

         The Issuer agrees that, on reasonable prior notice, it shall permit any representative of the Indenture Trustee or the Credit Enhancer, during the Issuer's normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

         SECTION 11.19 The Credit Enhancer.

         Any right conferred to the Credit Enhancer hereunder shall be suspended during any period in which the Credit Enhancer is in default in its payment obligations under the Policy, and its rights during such period shall vest in the Majority in Voting Interest of the Notes. At such time as the Notes are no longer outstanding under the Indenture and neither the Class ___ Certificates nor the Class ___ Certificates are outstanding under the Trust Agreement, and no amounts owed to the Credit Enhancer hereunder remain unpaid, the Credit Enhancer's rights hereunder shall terminate.

         The Indenture Trustee shall receive, as attorney-in-fact of each Holder of a Note, any Insured Payment from the Credit Enhancer and disburse the same to each Holder of a Note in accordance with the provisions of Article VIII. Insured Payments disbursed by the Indenture Trustee from proceeds of the Policy shall not be considered payment by the Trust nor shall such payments discharge the obligation of the Trust with respect to such Notes, and the Credit Enhancer shall become the owner of such unpaid amounts due from the Trust in respect of Notes. The Indenture Trustee hereby agrees on behalf of each Holder of a Note for the benefit of the Credit Enhancer that it recognizes that to the extent the Credit Enhancer makes Insured Payments, either directly or indirectly (as by paying through the Indenture Trustee), to the Noteholders, the Credit Enhancer will be subrogated to the rights of the Noteholders with respect to such Insured Payment, shall be deemed to the extent of payments so made to be a registered Noteholder and shall receive all future distributions until all such Insured Payments by the Credit Enhancer, together with interest thereon at the interest rate borne by the Notes, have been duly reimbursed. To evidence such subrogation, the Indenture Trustee shall, or shall cause the Note Registrar to, note the Credit Enhancer's rights as subrogee on the registration books maintained by the Indenture Trustee or the Note Registrar upon receipt from the Credit Enhancer of proof of payment of any Insured Payment.

         IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.


                                          BANC ONE HELOC TRUST 199_-_

                                          _______________________________,
                                          as Owner Trustee,


                                          By:____________________________
                                             Name:
                                             Title:



                                          _______________________________
                                          ___________, as Indenture
                                          Trustee,


                                          By:____________________________
                                             Name:
                                             Title:



ACKNOWLEDGED AND ACCEPTED:

[BANC ONE, N.A.]
  as Servicer and Administrator


By: ______________________________
    Name:
    Title:

STATE OF NEW YORK                   )
                                    )        ss.:
COUNTY OF NEW YORK                  )


         BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared ______________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said BANC ONE HELOC TRUST 199_-_, a Delaware business trust, and that he executed the same as the act of said business trust for the purpose and consideration therein expressed, and in the capacities therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the ___th day of __________ 199__.


                                                ________________________________
                                                Notary Public in and for the
                                                State of New York.

         [Seal]

My commission expires:

STATE OF NEW YORK                   )
                                    )       ss.:
COUNTY OF NEW YORK                  )

         BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared ___________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said ______________________, a national banking association, and that he executed the same as the act of said corporation for the purpose and consideration therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ___th day of ___________, 199__.


                                                ________________________________
                                                Notary Public in and for the
                                                State of New York.

         [Seal]

My commission expires:

                                                                       EXHIBIT A



                        FORM OF NOTE DEPOSITORY AGREEMENT

                                                                    See Attached

                                                                       EXHIBIT B
                                                                  [FORM OF NOTE]


REGISTERED$______________

No. R-___
                       SEE REVERSE FOR CERTAIN DEFINITIONS

                                                           CUSIP NO. ___________

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS NOTE WAS ISSUED ON ____ __, ____. IT IS POSSIBLE THAT APPLICABLE LAW AND PROPOSED TREASURY REGULATIONS COULD BE INTERPRETED TO PROVIDE THAT ALL INTEREST PAYMENTS ON THIS NOTE ARE TO BE TREATED AS PART OF THE STATED REDEMPTION PRICE AT MATURITY OF THIS NOTE (I.E., PRINCIPAL) THEREBY CAUSING THIS NOTE TO BE TREATED AS HAVING BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") FOR FEDERAL INCOME TAX PURPOSES. IN SUCH CASE, THE FOLLOWING INFORMATION WOULD BE APPLICABLE, ASSUMING THAT THIS NOTE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS BASED ON CERTAIN ASSUMPTIONS USED IN PRICING THE NOTES: (I) THE AMOUNT OF OID AS A PERCENTAGE OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS NOTE WOULD BE APPROXIMATELY ________%; AND (II) THE ANNUAL YIELD OF THIS NOTE FOR PURPOSES OF COMPUTING OID WOULD BE APPROXIMATELY _______% PER ANNUM. THE ACTUAL YIELD TO MATURITY AND OID ON THIS CERTIFICATE MAY DIFFER FROM THE PROJECTED AMOUNTS. THE PREPAYMENT ASSUMPTION USED IN DETERMINING THE ANNUAL YIELD FOR FEDERAL INCOME TAX PURPOSES IS 25% OF CPR.

         THE PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                           BANC ONE HELOC TRUST 199_-_

               ______% HELOC ASSET BACKED NOTES DUE ____, __, ____

         BANC ONE HELOC TRUST 199_-_, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer") for value received, hereby promises to pay to __________, or registered assigns, the principal sum of ______________________________________________ ($___________)
payable in accordance with the Indenture, prior to the occurrence of an Event of Default and a declaration that the Notes are due and payable, on each Payment Date in an amount equal to the result obtained by multiplying (i) a fraction, the numerator of which is $___________ and the denominator of which is $___________ by (ii) the aggregate amount, if any, payable from the Note Payment Account in respect of principal on the Notes pursuant to Section 3.1 of the Indenture; provided, however, that the entire unpaid principal amount of this Note shall be due and payable on _____ __, ____ (the "Maturity Date"). The Issuer shall pay interest on this Note at the rate per annum shown above on each Payment Date until the principal of this Note from time to time is paid or made available for payment on the principal amount of this Note from time to time outstanding as of the preceding Payment Date (after giving effect to all payments of principal made on such preceding Payment Date and taking into account all Special Redemptions of the Notes since the preceding Payment Date), as more particularly set forth in the Indenture and the Pooling and Servicing Agreement (each as defined herein). Interest on this Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid to but excluding such Payment Date or, if no interest has yet been paid, from ____ __, ____. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

         The principal of and interest on this Note are payable in such coin or currency of the United States of America which, at the time of payment, is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

         Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

         Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer.


Date: _____________            BANC ONE HELOC TRUST 199_-_,


                                        BY:      ______________________________,
                                                 not in its individual capacity
                                                 but solely as Owner Trustee
                                                 under the Trust Agreement

                                        By: ___________________________
                                            Name:
                                            Title:

                INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Notes designated above and referred to in the within-mentioned Indenture.

                                    ____________________________________
                                    __________________,
                                    not in its individual capacity but solely as Indenture Trustee

                                    By:      ________________________
                                             Name:
                                             Title:

                                [REVERSE OF NOTE]


         This Note is one of a duly authorized issue of Notes of the Issuer, designated as its _____% Banc One HELOC Asset Backed Notes, Series 199_-_, due _____ __, ____ (the "Notes"), all issued under an Indenture, dated as of _____ 1, 199_ (as may be supplemented or amended, the "Indenture") between the Issuer and _________________________, a national banking association, as trustee (the "Indenture Trustee", which term includes any successor trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture. All terms used and not otherwise defined in this Note that are defined in the Indenture, as supplemented or amended, shall have the meanings assigned to them in or pursuant to the Indenture.

         The Notes issued pursuant to the Indenture are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture.

         [_____________________________________] has issued a guaranty surety bond with respect to the Notes, the Class ___ Certificates and the Class ___ Certificates, a copy of which is attached as Exhibit I to the Pooling and Servicing Agreement. Pursuant to the Pooling and Servicing Agreement and the Trust Agreement, the Class C Certificateholders have pledged all of their right, title and interest in the Spread Account to the Indenture Trustee to secure the Trust's payment obligations under the Pooling and Servicing Agreement and the Indenture.

         Principal of the Notes will be payable on each Payment Date in an amount generally equal to approximately ____% of the "Basic Principal Amount" (as defined in the Pooling and Servicing Agreement dated as of _____ 1, 199_ (the "Pooling and Servicing Agreement") among the Issuer, the Depositor named therein and Old Stone Credit Corporation, as servicer (the "Servicer"). "Payment Date" means the fifteenth day of March, June, September and December, or, if any such date is not a Business Day, the next succeeding Business Day, commencing _________ 15, 199_. In addition, as described in the Indenture, upon the receipt of a certain level of Principal Prepayments and Curtailments on the Mortgage Loans during a calendar month other than a month immediately preceding a month in which a Payment Date occurs, the Notes will be subject to special redemption on the related Special Payment Date in an amount generally equal to approximately ____% of the "Special Payment Amount" (as defined in the Pooling and Servicing Agreement). "Special Payment Date" means the fifteenth day of each month other than a month in which a Payment Date occurs or if any such date is not a Business Day, the next succeeding Business Day.

         As described above, the entire unpaid principal amount of this Note shall be due and payable on the Maturity Date. Notwithstanding the foregoing, the entire unpaid principal amount of this Note shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and the Indenture Trustee or the Majority in Voting Interest of Notes (in each case with the consent of the Credit Enhancer) have declared the Notes to be immediately due and payable in the manner provided in Section 5.2 of the Indenture. All principal payments on the Notes shall be made pro rata to the Noteholders.

         Payments of interest on this Note at the rate of _____% per annum shall be due and payable on each Payment Date, together with the installment of principal described above, if any, if not in full payment of this Note, and shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on each Record Date, or if the Holder hereof owns in the aggregate Notes having aggregate denominations of at least $1,000,000, by wire transfer in immediately available funds to the account designated by the Holder to the Indenture Trustee at least five Business Days prior to the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. The Record Date, with respect to any Payment Date, means the close of business on the day prior to such Payment Date, or if Definitive Notes are issued, the last day of the preceding calendar month. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) effected by any payments made on any Payment Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify the Person who is the Registered Holder hereof as of the Record Date preceding such Payment Date by notice sent in accordance with
Section 2.7(e) of the Indenture, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Indenture Trustee's principal Corporate Trust Office or at the office of the Indenture Trustee's agent appointed for such purposes located in the City of New York. Payments of the Special Redemption Price shall be due and payable on each Special Payment Date pursuant to the terms of the Indenture.

         As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by a commercial bank or trust company located, or having a correspondent located, in the City of New York or the city in which the Corporate Trust Office is located, or a member firm of a national securities exchange, and such other documents as the Indenture Trustee may require, and thereupon one or more new Notes of authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in their individual capacities, (ii) any owner of a beneficial interest in the Issuer or
(iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in their individual capacities, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in their individual capacities, except as any such Person may have expressly agreed, and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

         Each Noteholder or Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that by accepting the benefits of the Indenture such Noteholder will not, prior to the date which is one year and one day after the termination of the Indenture with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Depositor or the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor or the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor or the Issuer.

         Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Issuer, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

         The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and in integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for new Notes of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same; provided, however, that no Note may be subdivided such that the denomination of any resulting Note is less than $1,000. No service charge shall be made for any such registration of transfer or exchange, but the Indenture Trustee or the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Notes under the Indenture at any time by the Issuer with the consent of the Credit Enhancer and a Majority in Voting Interest of Notes. The Indenture also contains provisions permitting the Holders of Notes representing specified percentages of the Note Principal Balance (with the consent of the Credit Enhancer), on behalf of the Holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note (or any one of more predecessor Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture with the consent of the Credit Enhancer but without the consent of the Noteholders.

         The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

         The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the Holders of Notes under the Indenture.

         The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

         This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

         Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, neither the Depositor, the Servicer, the Indenture Trustee nor the Owner Trustee in their respective individual capacities, any owner of a beneficial interest in the Issuer, nor any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns, shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Note or the Indenture, it being expressly understood that said covenants, obligations and indemnifications have been made by the Owner Trustee solely as the Owner Trustee in the assets of the Issuer. The Holder of this Note by the acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                   ASSIGNMENT


Social Security or taxpayer I.D. or other identifying number of assignee


____________________

                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto______________________________

________________________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________________________________, as attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:___________________                        _______________________________

                                                     Signature Guaranteed:



                                                 _______________________________

_________________________

                                                                       EXHIBIT C


                             MORTGAGE LOAN SCHEDULE